Exhibit 10.1

AMENDED AND RESTATED
THOMPSON CREEK METALS COMPANY INC.
2010 LONG-TERM INCENTIVE PLAN

Effective May 13, 2014

1. PURPOSES. The purposes of the Amended and Restated Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (the "Plan") are to (a) provide an equity-based incentive to certain individuals who are responsible for the long-term success of Thompson Creek Metals Company Inc. (the "Company") and its Subsidiaries; (b) encourage such persons to remain in the service of the Company; and (c) align the financial objectives of those individuals with those of the Company's shareholders. These objectives will be effected through the granting of Options, SARs, Restricted Shares, Restricted Share Units, Performance Share Units, and other Awards. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) to the extent deemed appropriate by the Administrator.
2. DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below, in addition to such terms defined in Section 1 above:
(a) "Administrator" means the Compensation Committee of the Board or any successor committee with responsibility for employee compensation; provided, however, that, unless otherwise determined by the Board, the Administrator shall consist solely of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" as defined under Code Section 162(m).
(b) "Affiliate" means any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company. For purposes of this definition, the terms "control", "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.
(c) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share Unit, or Share granted as a bonus or in lieu of another Award granted to a Participant under the Plan.
(d) "Award Date" means the date upon which an Award is made to a Participant under the Plan, although, in the case of any Award for which the Exercise Price, Fair Market Value, or other applicable value is determined with reference to the average weighted Share price or Share price over a particular measurement period, the Award shall not be treated as granted and subject to applicable securities law or securities exchange reporting until the applicable value is determined.
(e) "Award Agreement" means the written agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.
(f) “Blackout Period” means a period in which the trading of Shares or other securities of the Company is restricted under the Company's Insider Trading and Corporate Communications Policy or other policy of the Company then in effect.
(g) "Board" means the Company's Board of Directors.
(h) "Cause" shall have the meaning specified in the Participant's employment, consulting or advisory contract with the Company or its Subsidiaries. In the absence of such definition, "Cause" occurs if the Participant:
(i) engages in conduct which is detrimental to the reputation of the Company or any of its Affiliates in any material respect; or
(ii) has committed an act of fraud or material dishonesty in connection with his or her employment or service to the Company or its Affiliates; or
(iii) has committed a material violation of applicable securities legislation; or
(iv) materially breaches duties under his or her employment or other service agreement, including violation of any provision of the Company's Code of Conduct, which includes the Code of Ethics and Business Practices, Standards of Conduct, Environment, Health and Safety Policy, Insider Trading, Confidentiality and Disclosure Policy, Antitrust Guidelines, Whistleblower Policy, and all other Company and Subsidiary policies and procedures and including such amendments as may occur from time to time; or
(v) otherwise engages in conduct that is deemed to constitute cause under common law.
The Participant shall be considered to have been discharged for Cause if the Company or a Subsidiary determines,

within thirty (30) days after the Participant's resignation, that discharge for Cause was warranted.
(i) "Change of Control" means the occurrence of any one or more of the following events:
(i) less than fifty percent (50%) of the Board being composed of Continuing Directors;
(ii) any Person, entity or group of Persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the Securities Act) to cast or to direct the casting of thirty percent (30%) or more of the votes attached to all of the Company's outstanding Voting Securities which may be cast to elect directors of the Company or the successor corporation (regardless of whether a meeting has been called to elect directors);
(iii) there is consummated a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or any parent thereof) more than 50% of the combined outstanding Voting Securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined outstanding Voting Securities of the Company; or
(iv) the Company shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more Subsidiaries of the Company shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets
(1) aggregating more than fifty percent (50%) of the consolidated assets (measured by either book value or fair market value) of the Company and its Subsidiaries as of the end of the most recently completed financial year of the Company, or
(2) which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than fifty percent (50%) of the consolidated operating income or cash flow of the Company and its Subsidiaries, to any other Person or Persons (other than one or more Affiliates of the Company), in which case the Change of Control shall be deemed to occur on the date of transfer of the assets representing one U.S. dollar (US$1) more than fifty percent (50%) of the consolidated assets in the case of clause (1) or fifty percent (50%) of the consolidated operating income or cash flow in the case of clause (2), as the case may be.
For the purposes of the foregoing, "Voting Securities" means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities. Notwithstanding anything herein to the contrary, with respect to any Award that is subject to and not exempt from Section 409A of the Code, an event specified above shall constitute a Change of Control for purposes accelerating the settlement or payment date of any such Award only if it also constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as determined pursuant to Treasury Regulation section 1.409A-3(i)(5).
(j) "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations promulgated thereunder.
(k) "Continuing Director" means either:
(i) an individual who is a member of the Board on the date of the relevant Award Agreement; or
(ii) an individual who becomes a member of the Board, subsequent to the date of the relevant Award Agreement, with the agreement of at least a majority of the Continuing Directors who are members of the Board on the date that the individual became a member of the Board.
(l) "Covered Employee" means a Participant who is:
(i) a "covered employee" within the meaning of Code Section 162(m)(3), or any successor provision thereto; or

(ii) expected by the Administrator to be the recipient of compensation (other than "qualified performance based compensation" as defined in Code Section 162(m)) in excess of one million U.S. dollars (US$1,000,000) for the tax year of the Company with regard to which a deduction in respect of such individual's Award would not be allowed.
(m) "Employment Agreement" means an employment agreement between a Participant and the Company or a Subsidiary.
(n) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.
(o) "Exercise Price" means the market price of Shares as determined by the Administrator, which shall not, as long as the Company's securities are listed on the Toronto Stock Exchange and subject to the requirements in Section 613 of the TSX Company Manual, be lower than the volume weighted average trading price of the Shares on the Toronto Stock Exchange for the five (5) completed Trading Days immediately preceding the Award Date. Notwithstanding the foregoing, if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Exercise Price shall be at least one hundred ten percent (110%) of the market price as determined by the Administrator on the Award Date. Any conversion of the exercise price from Canadian dollars to U.S. dollars or from U.S. dollars to Canadian dollars shall be at the noon exchange rate of the Bank of Canada on the award date.
(p) "Fair Market Value" means the fair market value of Shares, Awards or other property as determined by the Administrator or under procedures established by the Administrator.
(q) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.
(r) "Insider" has the meaning attributed to that term in Interpretation Section 1 of the Securities Act (Ontario) and includes, without limitation, officers and directors of the Company.
(s) "162(m) Award" means an Award granted hereunder that is intended to qualify as "performance-based compensation" under Code Section 162(m).
(t) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares at a specified price during specified time periods.
(u) "Other Share-Based Awards" means Awards granted to a Participant under Section 6(g) hereof.
(v) "Participant" means an individual who has received an Award under the Plan.
(w) "Performance Share Unit Award" means a right, granted to a Participant under Section 6(e) hereof, to receive Awards based upon performance criteria specified by the Administrator.
(x) "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person does not include:
(i) the Company or any of its Affiliates;
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates;
(iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or
(iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of Shares.
(y) "Preexisting Plan" means the Thompson Creek Metals Company Inc. Amended Incentive Stock Option Plan, effective as of May 10, 2007.
(z) "Qualified Member" means a member of the Administrator who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).
(aa) "Qualifying Performance Criteria" means the criteria set forth in Section 7 hereof.
(bb) "Restricted Shares" means Shares, granted to a Participant under Section 6(d) hereof, that are subject to certain restrictions and to a risk of forfeiture.
(cc) "Restricted Share Unit" means a right, granted to a Participant under Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified restricted period.
(dd) "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time.
(ee) "Shares" means common shares of the Company.

(ff) "Share Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof.
(gg) "Subsidiary" means any entity during any period of which the Company owns or controls more than fifty percent (50%) of:
(i) the outstanding capital stock; or
(ii) the combined voting power of all classes of stock.
(hh) "Trading Day" means a day on which the Toronto Stock Exchange is open for trading.
3. ADMINISTRATION.
(a) The Plan will be administered by the Administrator, which has full and final authority, in each case subject to and consistent with the provisions of the Plan, to:
(i) select eligible persons to become Participants;
(ii) grant Awards subject to Board approval (except in the case of 162(m) Awards, which shall be granted and administered by the Administrator, subject to ratification by the Board);
(iii) determine the type, number and other terms and conditions of, and all other matters relating to, Awards;
(iv) prescribe Award Agreements (which need not be identical for each Participant);
(v) establish, amend, and rescind appropriate rules and regulations for the administration of the Plan;
(vi) determine the form in which tax withholding under Section 12 of this Plan will be made;
(vii) construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein; and
(viii) make all other decisions and determinations as the Administrator may deem necessary or advisable for the administration of the Plan.
(b) At any time that a member of the Administrator is not a Qualified Member, any action of the Administrator relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Administrator to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken by a subcommittee, designated by the Administrator, composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee, shall be the action of the Administrator for purposes of the Plan.
(c) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time.
(d) The senior officers of the Company are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications as they in their absolute discretion consider necessary for the implementation of the Plan. The Board, the Committee, and each member thereof will be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. The Board, the Committee, members thereof, and any officer or employee of the Company or any Subsidiary thereof acting at the direction or on behalf of the Board or the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4. NUMBER OF SHARES SUBJECT TO PLAN AWARDS.
(a) Aggregate Limits. Subject to adjustment as provided in Section 10 hereof, the maximum aggregate number of Shares available for issuance in connection with Awards under the Plan shall not exceed 12,761,776 Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired by the Company.
(b) Issuance of Shares.
(i) For purposes of Section 4(a) hereof, the aggregate number of Shares issued under the Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award, and Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under the Plan.
(ii) Shares that were subject to an Award that are withheld by the Company to pay the exercise price and/or withholding taxes related to the Award and Shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR will be added back to the aggregate number of Shares available for issuance.
(c) Award Limits. The total number of Shares issuable to Insiders, at any time, or issued to Insiders within any one year period, under all security-based compensation arrangements of the Company cannot exceed 10% of the Company's total issued and outstanding Shares. The total number of Shares issuable under the Plan, at any time, to non-employee directors as a group, shall not exceed 0.5% of the Company's total issued and outstanding Shares at the time of the grant. The total number of Shares issuable as Incentive Stock Options shall not exceed 12,761,776 Shares.
5. PARTICIPATION. Any person who is a director, officer or employee or other service provider or consultant of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. The Administrator will determine which of the foregoing individuals are eligible to receive Awards under this Plan, including the type and amount of any Award. The Administrator's decision to grant an Award to an individual in any particular year does not require the Administrator to designate such person to receive an Award in any other year or to receive the same type or amount of Award granted to the Participant or any other Participant in any year.
6. TERMS AND CONDITIONS OF AWARDS. All Awards will be evidenced by a written agreement between the Company and the Participant setting forth the specific terms of the Award (an "Award Agreement"). Such terms and conditions shall include the following, as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Administrator:
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Administrator may impose on any Award or the exercise thereof, at the Award Date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant or violation of restrictive covenants, such as non-competition and non-solicitation covenants. The Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Administrator shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as a 162(m) Award.
(b) Options. The Administrator is authorized to grant Options to Participants on the following terms and conditions:
(i) Exercise Price. The exercise price of Shares purchasable under an Option shall be determined by the Administrator, but in any event shall not be less than the Exercise Price.
(ii) Time and Method of Exercise. The Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares or a combination thereof and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten (10) years following the Award Date. To the extent that the Administrator permits the use of a "cashless exercise" to exercise any Option, the Administrator may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a "reload feature," in which replacement stock options are issued to any Participant in exchange for stock held by that Participant upon exercise of an Option.
(iii) ISOs. To the extent required by Code Section 422, if the aggregate Fair Market Value (determined as of the Award Date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds one hundred thousand U.S. dollars (US$100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as a nonqualified stock option. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Unless otherwise determined by the Administrator, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422.
(iv) No Repricing. Other than in connection with a change in the Company's capitalization (as described in Section 10), the Company shall not, without shareholder approval, (i) reduce the exercise price of an Option, (ii) exchange an Option for cash, another Award or a new Option with a lower exercise price or (iii) otherwise reprice such Option.
(c) Share Appreciation Rights. The Administrator is authorized to grant SARs to Participants on the following terms and conditions:
(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of:

(1) the Fair Market Value of one Share on the date of exercise over
(2) the Fair Market Value of the SAR on the Award Date, as determined by the Administrator.
(ii) Other Terms. The Administrator shall determine at the Award Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.
(iii) No Repricing. Other than in connection with a change in the Company's capitalization (as described in Section 10), the Company shall not, without shareholder approval, (i) reduce the exercise price of an SAR, (ii) exchange an SAR for cash, another Award or a new SAR with a lower exercise price or (iii) otherwise reprice such SAR.
(d) Restricted Shares. The Administrator is authorized to grant Restricted Shares to Participants on the following terms and conditions:
(i) Grant and Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine on the Award Date or thereafter. Except to the extent otherwise provided in any Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator). During the restricted period applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
(e) Restricted Share Units and Performance Share Units. The Administrator is authorized to grant Restricted Share Units and Performance Share Units to Participants, which are rights to receive Shares, cash, or a combination thereof at the end of a specified restricted period, subject to the following terms and conditions:
(i) Award and Restrictions. Settlement of an Award of Restricted Share Units or Performance Share Units shall occur upon expiration of the restricted period specified for such Restricted Share Units or Performance Share Units by the Administrator (or, if permitted by the Administrator, at a later date selected by the Participant in accordance with rules and regulations established by the Administrator). In addition, Restricted Share Units and Performance Share Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Administrator may impose, which restrictions may lapse at the expiration of the restricted period or at earlier specified times (including based on achievement of future service requirements (in the case of Restricted Share Units) or the achievement of certain performance goals (in the case of Performance Share Units)), separately or in combination, in installments or otherwise, as the Administrator may determine. Restricted Share Units and Performance Share Units may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Award, or a combination thereof, as determined by the Administrator at the Award Date or thereafter.
(f) Bonus Shares and Awards in Lieu of Obligations. The Administrator is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Administrator.
(g) Other Share-Based Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Administrator to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Administrator, and Awards valued by reference to the value of Shares or the value of securities of or the performance of specified Subsidiaries. The Administrator shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or a combination thereof, as the Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).
(h) Term of Awards. The term of each Award shall be for such period as may be determined by the Administrator; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years (or such shorter term as may be required in respect of an ISO under Code Section 422).
(i) Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Award or settlement of an Award may be made in such forms as the Administrator shall determine, including, without limitation, cash, Shares, other Awards or other property.
(j) Vesting. Except as provided otherwise in an Award Agreement or an Employment Agreement, Awards generally will vest over a minimum period of three (3) years or shall be subject to a performance-based vesting schedule, except in the event of a Participant's death or disability, or in the event of a Change of Control or other special circumstances. Except as provided otherwise in an Award Agreement or an Employment Agreement, Awards as to which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one year, except in the event of a Participant's death or disability, or in the event of a Change of Control.
(k) Award Expiration and Forfeitures.
(i) Option Period. Unless otherwise specified in the applicable Award Agreement or an Employment Agreement, each Option will expire as of the earliest of:
(1) the date on which it is forfeited under the provisions of Section 6(j);
(2) ten (10) years from the Award Date (five (5) years in the case of an ISO granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations);
(3) in the case of a Participant who is an employee of the Company or a Subsidiary, three (3) months after the Participant's termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause or death or total and permanent disability;
(4) in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three (3) months after the Participant's termination as a member of the board for any reason other than for Cause or death or total and permanent disability;
(5) immediately upon the Participant's termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;
(6) twelve (12) months after the Participant's death or total and permanent disability; or
(7) any other date specified by the Administrator when the Option is granted.
Notwithstanding the foregoing, if at any time the expiry dates of Options set forth above (with the exception of those noted in subsection (i)(2) above) shall be determined to occur during a Blackout Period or within 10 business days following the expiry of a Blackout Period, the expiry date of such Options shall be deemed to be the date that is the 10th business day following the expiration of the Blackout Period.
(ii) Forfeiture. Except as provided in subsection (i) above or otherwise determined by the Administrator, upon termination of employment or termination of other service to the Company or a Subsidiary during the applicable restricted period or portion thereof to which vesting or forfeiture conditions apply (as provided in the applicable Award Agreement), all Restricted Shares, Restricted Share Units, Performance Share Units, SARs, and any other Awards that are at that time unvested or otherwise subject to restrictions shall be forfeited and reacquired by the Company; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case in its sole and absolute discretion, that vesting, restrictions, or forfeiture conditions relating to the Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive, in its sole and absolute discretion, in whole or in part the forfeiture of an Award.
7. CODE SECTION 162(m) AWARDS. The following supplemental rules shall apply to 162(m) Awards:
(a) Maximum 162(m) Award. The total number of Shares with respect to any 162(m) Award that may be granted to any one single Participant in any one calendar year may not exceed Five Hundred Thousand (500,000) Shares (subject to adjustment as provided in Section 10 hereof).
(b) Performance Goals. Subject to the terms and conditions of the Plan, the Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to qualify for the Performance-Based Exception under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to qualify for the Performance-Based Exception under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to qualify for the Performance-Based Exception under Section 162(m) of the Code. The term “Qualifying Performance Criteria” shall mean any one or more of the following performance measures, or derivations of such performance measures, either individually, alternatively or in any combination, described in terms of objectives that are related to an individual Participant or objectives that are Company-wide and/or related to operating units, divisions, Subsidiaries, Affiliates, acquired businesses, minority investments, partnerships, or joint ventures, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparator group, in each case as specified by the Administrator:
(1) meeting specific targets for or growth in:
a. share price (including growth measures and total shareholder return),
b. net sales (dollars or volume),
c. cash flow,
d. operating income,
e. net income after capital costs,
f. net income (before or after taxes)
g. earnings per share,
h. earnings before interest and taxes,
i. earnings before interest, taxes, depreciation and amortization (EBITDA),
j. economic value added (EVA),
k. capital budget, or
l. budget target measures;
(2) return on:
a. net sales,
b. assets or net assets,
c. invested capital,
d. equity, or
e. cash flow;
(3) management of:
a. working capital,
b. expenses,
c. cash flow (including operating cash flow),
d. margins,
e. reserve replacement,
f. resource levels,
g. safety performance, or
h. environmental performance;
(4) meeting specific targets for or growth in:

a. productivity (including cash cost per ounce of production),
b. specified product lines,
c. market share,
d. product development,
e. customer service or satisfaction,
f. employee satisfaction,
g. strategic innovation, or
h. acquisitions;
(5) specific personal performance improvement objectives relative to:
a. formal education,
b. executive training,
c. leadership training; or
(6) any other criteria established by the Administrator (but only if such other criteria are approved by the shareholders).
(c) Shareholder Approval of Performance Goals. The material terms of 162(m) Awards will be disclosed to and approved by the Company's shareholders prior to payment, in conformity with the requirements under Code Section 162(m); it being understood that performance goals set forth in Section 7(b) above shall be disclosed to and reapproved by the Company's shareholders no later than the first meeting of shareholders that occurs in the fifth (5th) year following the year in which the Company's shareholders previously approved the performance goals (or such other time period as prescribed by Code Section 162(m)). The rights of a Participant to receive payment under any 162(m) Award shall be expressly conditioned on obtaining any such approval referred to in this subsection, to the extent required by Code Section 162(m).
(d) Documentation of Performance Objectives. With respect to any 162(m) Award, the applicable performance goal(s) shall be set forth in writing no later than ninety (90) days after commencement of the period to which the performance goal(s) relate(s) (or, if sooner, before twenty-five percent (25%) of such period has elapsed) and at a time when achievement of such performance goals is substantially uncertain. Such writing shall also include the period for measuring achievement of the performance goals, which shall be no greater than five (5) consecutive years, as established by the Administrator. Once established by the Administrator, the performance goals(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions with respect to a 162(m) Award that otherwise would be due upon the attainment of the performance goals(s).
(e) Administrator Certification. Prior to settlement of any 162(m) Award, the Administrator shall certify in writing that the applicable performance goals(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 7(e), approved minutes of the Administrator shall be adequate written certification.
(f) Negative Discretion. Except as expressly provided for in an employment agreement between the Company and a Participant, the Administrator may reduce, but may not increase, the number of Shares deliverable or the amount payable under any 162(m) Award after the applicable performance goals are satisfied.
(g) Status of Performance Share Unit Awards under Code Section 162(m). It is the intent of the Company that Performance Share Unit Awards under Section 6(e) granted to persons who are designated by the Administrator as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Administrator, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 6(e) shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Administrator cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Administrator, at the time of the Award Date, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Share Unit Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
(h) Extraordinary Events. To the extent provided for by the Administrator at the time an Award is granted, the Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to account for any of the following events that occurs during a performance period: (a) asset write downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary, non-recurring or other unusual items, either as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.
8. CHANGE OF CONTROL.
(a) Except as otherwise provided in any applicable Award Agreement, in the event of a Change of Control, the Administrator may determine, in its sole and absolute discretion, that any of the following may occur:
(i) any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants;
(ii) the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration, shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Awards immediately prior to such Change of Control; or
(iii) the vesting and settlement of the Awards may be accelerated.
(b) Except as otherwise provided in any applicable Award Agreement, or as otherwise determined by the Administrator, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, the vesting and settlement of all Awards shall be accelerated.
(c) Subject to any greater rights granted to Participants under the foregoing provisions of this Section 8, in the event of the occurrence of any Change of Control, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.
9. CONDITIONS UPON ISSUANCE OF SHARES.
(a) A Participant will have none of the rights of a shareholder (including, but not limited to, the right to receive dividends or other distributions from the Company, voting rights, or rights under any rights offering) until such time as such Shares have been recorded on the Company's official shareholder records as having been issued to the Participant.
(b) No Shares shall be issued under this Plan or pursuant to any Award Agreement until and unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, Canadian securities laws, the rules and regulations promulgated thereunder, and the rules of any stock exchange having jurisdiction over the securities of the Company.
(c) The Company may, to the extent deemed necessary or advisable by the Administrator, postpone the issuance or delivery of Shares until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
10. RECAPITALIZATION. If there are any stock splits, stock dividends, recapitalizations, consolidations or mergers while any Awards are outstanding, an equitable adjustment will be made to the number and valuation of such Award.
11. SECTION 16 LIMITATIONS. It is the intent of the Company that the grant of any Awards to a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 thereof pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of SEC Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
12. WITHHOLDING TAXES. The Administrator may, in its sole and absolute discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with the settlement of any Award by withholding Shares settled pursuant to an Award hereunder or withholding payroll or other amounts payable to the Participant. This authority includes the authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the sole and absolute discretion of the Administrator.
13. TRANSFER RESTRICTIONS. No Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant, except by will or by the laws of descent and distribution. However, the Administrator may allow the transfer of Awards (other than Incentive Stock Options and Share Appreciation Rights granted in tandem with such Options) to persons or to a trust or partnership designated by a Participant.

14. CONSTRUCTION. The Administrator shall administer, construe, interpret and exercise discretion under the Plan, each Award, and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws and that avoids (to the extent practicable) the classification of any Award as "deferred compensation" for purposes of Code Section 409A, as determined by the Administrator, or, if an Award is subject to Code Section 409A, in a manner that complies with Code Section 409A.
15. NO RIGHT TO PARTICIPATION OR EMPLOYMENT. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again for additional Award grants. Nothing in the Plan or any Award shall confer on any Participant a right to remain an employee of the Company (or any subsidiary) or interfere with or limit in any way the right of the Company (or any subsidiary) to terminate the Participant's employment or service as a director or consultant at any time.
16. EXCLUSION OF PAYMENTS FROM EMPLOYEE BENEFITS. No payments or Awards under the Plan will be included as compensation for the purpose of determining any retirement income, profit sharing, severance, life insurance or any other benefit.
17. SEVERABILITY. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby and shall continue in effect and application to its fullest extent. If, however, the Company determines in its sole and absolute discretion that any term or condition of the Plan which is invalid or unenforceable is material to the interests of the Company, the Company may declare the Plan null and void in its entirety.
18. TERMINATION AND AMENDMENT OF THE PLAN.
(a) The Board may terminate, amend or modify this Plan or any Award Agreement at any time. Changes to the Plan will be recommended by the Administrator and will require full Board approval. The termination of the Plan shall not affect rights and obligations theretofore granted and then in effect. No termination, modification or amendment of the Plan or any Award shall alter or impair the rights of a Participant without the Participant's written consent, unless such modification or amendment is made in order to comply with any law or regulation applicable to the Plan or is required to avoid any penalties or excise taxes relating to such laws or regulations.
(b) No amendment shall be effective without shareholder approval if such amendment has the effect of (i) changing the class of individuals eligible to become Participants under Section 5 hereof, (ii) increasing the amount of Shares under Section 4 hereof or the amount thereunder to Insiders, (iii) revising the per Share value or Exercise Price listed in an Award Agreement or otherwise repricing or canceling and substituting a new Award with an Exercise Price lower than as listed in the initial Award Agreement, unless such revision is due to a bona fide calculation error; (iv) extending the performance or restricted period in any Award Agreement; (v) extending the term of Options held by Insiders, (vi) revising Section 18(a) or (b); (vii) violating any applicable law or the applicable rules or policies of a stock exchange; or (viii) any amendment that allows for the reduction of the exercise price or the cancellation and reissue of options held by non-insiders; (ix) any amendment that allows for the extension of the terms of Options held by non-insiders beyond the original expiry date; (x) any amendment to the eligible participants that may increase limits imposed on non-employee director participation; (xi) any amendment that permits Options to be transferable or assignable other than for normal estate settlement purposes; or (xii) any amendment to amend the Plan's amendment provision.
(c) Except as otherwise set out below, the Board will seek shareholder and regulatory approval for any amendments to the Plan. The Board may suspend or discontinue the Plan at any time without first obtaining shareholder approval, provided that, without the consent of a Participant, such suspension or discontinuance may not in any manner adversely affect such Participant's rights under the Plan. The Board may, subject to receipt of requisite regulatory approval, where required, and without further shareholder approval, in its discretion make the following amendments to the Plan:
(i) amending typographical, clerical and grammatical errors;
(ii) reflecting changes to applicable securities laws; and
(iii) ensuring that the Shares issued under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which a Participant may from time to time be resident or a citizen.
Notwithstanding the foregoing, the Company will obtain requisite shareholder approval in respect of amendments to the Plan to the extent such approval is required by any applicable laws or regulations.
(d) In the event the Plan or any Award issued hereunder fails to meet the applicable requirements of Code Section 409A, then the Plan and the applicable Award Agreement shall be deemed to be modified (and shall otherwise be amended by the Administrator, in its sole and absolute discretion), to the limited extent necessary to satisfy the requirements of Code Section 409A and the regulations thereunder.

19. APPLICABLE LAW. This Plan shall be interpreted and construed in accordance with the laws of the State of Colorado without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
20. AWARDS UNDER PREEXISTING PLAN. Upon approval of the Plan by the Company's shareholders, no further awards shall be granted under the Preexisting Plan.
21. COMPENSATION RECOUPMENT POLICY. Subject to the terms and conditions of the Plan, the Administrator may provide at the time an Award is granted that any Participant and/or any Award, including any Shares subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.
22. UNFUNDED PLAN. The Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.
23. SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
24. NO LIABILITY OF THE COMPANY. The Company and any Subsidiary which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
25. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any committee thereof to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26. EFFECTIVE DATE AND DURATION OF PLAN. The Plan, prior to its amendment and restatement, was originally effective as of May 6, 2010. The Plan, as amended and restated, is effective as of May 13, 2014, subject to shareholder approval. The Plan shall remain in full force and effect from the date of shareholder approval hereof and from year to year thereafter until amended or terminated in accordance with Section 18 and for so long thereafter as Awards remain outstanding in favor of any Participant.